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\                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION
                      Office of the Secretary of the State
     30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-0470 rev/new/1-97

                            Space For Office Use Only

1.   NAME OF CORPORATION:

                           ANALYSIS & TECHNOLOGY, INC.

2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.)

                A.  AMENDED.

                B.  AMENDED AND RESTATED.

        XX      C.  RESTATED.

3.   TEXT OF EACH AMENDMENT/RESTATEMENT:

              SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.

    (please reference an 8 1/2 X 11 attachment if additional space is needed)
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                            Space For Office Use Only

4.   VOTE INFORMATION (check A., B. or C.)

         x      A.  THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:

(set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

CLASS    NUMBER OF OUTSTANDING      NUMBER OF SHARES         VOTES CAST IN FAVOR
         VOTING SHARE               ENTITLED TO VOTE         AMENDMENT
COMMON   3,669,239                  7,500,000                3,146,773

       XXX   B.   THE RESTATEMENT WAS ADOPTED BY THE BOARD OF DIRECTORS.

             C. THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

                                  5. EXECUTION

                       Dated this 11TH day of AUGUST, 1998

David M. Nolf                       Executive Vice President   /s/ David M. Nolf

PRINT OR TYPE NAME OF SIGNATORY     CAPACITY OF SIGNATORY      SIGNATURE
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                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           ANALYSIS & TECHNOLOGY, INC.

1. The name of the Corporation is Analysis & Technology, Inc.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the Corporation, are as follows:

         To engage in any lawful act or activity for which corporations may be formed under the Connecticut Business Corporation Act or any applicable successor Act thereto, as the same may be amended from time to time.

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

Class             Number of Shares Authorized                     Par Value
Common                    7,500,000                              No Par Value

4. No shareholder of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the Corporation (or any obligation convertible into, or warrant or other instrument entitling the holder to purchase, any shares of the Corporation) which the Corporation may issue or sell, whether out of the number of shares now authorized or whenever authorized, or out of shares of the Corporation acquired by it after issuance.

5. For the regulation and management of the affairs of the Corporation and for defining and regulating the powers of the Corporation, its directors and shareholders, it is further provided:

         (a) Number, Election and Terms of Directors. The number of directors of the Corporation shall be prescribed from time to time by or pursuant to the By-laws of the Corporation by resolution of the shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a
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majority of the directors in office at the time the meeting begins. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws of the Corporation. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         (b) Shareholder Nomination of Director Candidates. Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in the By-laws of the Corporation.

         (b) Increases in the Number of Directors and Vacancies. Any vacancy on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. If a vacancy is created by an increase in the number of directors, it shall be filled for the unexpired term by action of shareholders, acting by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon, or by the affirmative vote of a majority of the directors prescribed, or if no number is prescribed, a majority of the directors in office at the time the meeting begins. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new director office was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

         (c) Removal of Directors. Any director may be removed from office without cause only by the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon. A director may be removed from office for cause by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon.

         (d) Shareholder Action. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders unless the consent sets forth the action so taken or to be taken and is signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

         (e) By-law Amendments. The board of directors and the shareholders shall have the power to make, amend and repeal the By-laws of the Corporation (except so far as the By-laws adopted by the shareholders shall otherwise provide). Any By-laws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the shareholders; provided however, that Section 2 of Article II of the By-laws relating to shareholder action or Sections 2, 3, 4, 5 and 6 of Article III of the By-laws, relating to the number of directors, terms of office and election of directors, notification of nominations, removal of directors, and newly created directorships and vacancies, shall not be amended or repealed, nor shall any provision inconsistent therewith be adopted, other than by the affirmative vote of the holders of seventy percent (70%) or more of the
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voting power of the shares entitled to vote thereon unless the following two conditions are met, in which case the shareholder vote required to authorize such change to the By-laws shall be reduced to a majority of the shares entitled to vote thereon: (i) the board of directors, by the concurring vote of all of the directors then in office, unanimously vote to recommend approval of such action by the shareholders; and (ii) at the time the directors so vote, no person or group (other than one or more employee benefit plans) is, or intends to become, the beneficial owner of such portion of the Corporation's stock as would allow the person or group to directly or indirectly control greater than twenty percent of the voting power of the Corporation's stock entitled to vote on the election of directors such that the person or group has been or is required to report such status or intention to the Securities and Exchange Commission under Sections 13 or 14 of the Securities Exchange Act of 1934 or the rules and regulations promulgated pursuant thereto (as all were in effect on July 15, 1985) or would be so required if the Corporation's common stock were registered under said Act.

         (f) Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of seventy percent (70%) of the voting power of the shares entitled to vote thereon shall be required to amend or repeal this Article 5 or any section thereof or to adopt any provision inconsistent therewith unless the following two conditions are met, in which case the shareholder vote required to authorize such change to the Certificate shall be governed by the minimum requirements of the Connecticut General Statutes: (i) the board of directors, by the concurring vote of all of the directors then in office, unanimously vote to approve and recommend approval of such action by the shareholders; and (ii) at the time the directors so vote, no person or group (other than one or more employee benefit plans) is, or intends to become, the beneficial owner of such portion of the Corporation's stock as would allow the person or group to directly or indirectly control greater than twenty percent of the voting power of the Corporation's stock entitled to vote on the election of directors such that the person or group has been or is required to report such status or intention to the Securities and Exchange Commission under Sections 13 or 14 of the Securities Exchange Act of 1934 or the rules and regulations promulgated pursuant thereto (as all were in effect on July 15, 1985) or would be so required if the Corporation's common stock were registered under said Act.

6. The personal liability to the Corporation or its shareholders of a person who is or was a director of the Corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section 33-840 of the Connecticut Business Corporation Act as in effect on the date hereof and as it may be amended from time to time, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (e) create liability under Section 33-757 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. The personal liability of a person who is or was a director to the Corporation or its shareholders for breach of duty as a director shall further be limited to the full extent allowed from time to time by Connecticut law. This Article 6 shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this Article 6 or the adoption of any provision
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inconsistent herewith by the Board of Directors and the shareholders of the
Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

7. Indemnification.

         (a) The Corporation shall indemnify its directors for liability, as defined in Section 33-770(5) of the Connecticut Business Corporation Act, to any person for any action taken, or any failure to take any action, as a director, except liability that: (a) involved a knowing and culpable violation of law by the director; (b) enabled the director or an associate (as defined in Section 33-840 of the Connecticut Business Corporation Act) to receive an improper personal gain; (c) showed a lack of good faith and conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation; or (e) created liability under Section 33-757 of the Connecticut Business Corporation Act. Notwithstanding the preceding sentence, the Corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the Corporation against the indemnitee or commenced by the indemnitee against the Corporation. This Article shall not affect the indemnification or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of this Article.

         (b) The Corporation shall not be obligated by Section 33-776(d) of the Connecticut General Statutes to indemnify, or advance expenses, to any current or former officer, employee or agent of the Corporation who is not a director. However, the Corporation may, at the discretion of the board of directors, indemnify, or advance expenses to, any current or former officer, employee or agent of the Corporation who is not a director to the fullest extent permitted by law.